Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our reports dated October 30, 2018 with respect to our audit of the consolidated financial statements of Xiangtian (USA) Air Power Co., Ltd. (now known as XT Energy Group, Inc.) and Subsidiaries as of and for the year ended July 31, 2018. We also consent to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Friedman LLP

Friedman LLP

New York, New York

February 1, 2019